Exhibit (n)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of

  40 Fund Master:

We consent to the use of our reports dated February 25, 2011 for 40 Fund Master (formerly Salient Absolute Return Master Fund), incorporated by reference herein.

/s/ KPMG LLP
Columbus, Ohio
March 11, 2011